Exhibit 4.6
GTx, INC.
CONSENT, WAIVER AND AMENDMENT
     This Consent, Waiver and Amendment (the “Agreement”) is entered into as of December 3, 2007, by and among GTx, Inc., a Delaware corporation (the “Company”), and the undersigned Holders.
RECITALS
     Whereas, on August 7, 2003, the Company and J.R. Hyde, III entered into that certain Amended and Restated Registration Rights Agreement (the “Hyde Rights Agreement”).
     Whereas, the undersigned Holders acknowledge that the Company has agreed to issue and sell 1,285,347 shares (as adjusted for any stock splits, subdivisions, combinations or other similar recapitalizations) of the Company’s common stock (the “Shares”) to Merck & Co., Inc. (“Merck”) pursuant to that certain Stock Purchase Agreement, dated as of November 5, 2007, by and between the Company and Merck (the “Merck Purchase Agreement”).
     Whereas, pursuant to the terms of the Merck Purchase Agreement, the Company has agreed to enter into a Registration Rights Agreement with Merck in substantially the form attached hereto as Exhibit A (the “Merck Rights Agreement”) pursuant to which the Company will be obligated to prepare and file a registration statement (the “Resale Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the Shares from time to time by Merck (or any subsequent transferees or assignees of Merck). As used in this Agreement, the term “Resale Registration Statement” also includes (i) any registration statements filed by the Company under the Securities Act in connection with the transactions contemplated by the Stock Purchase Agreement and the Merck Rights Agreement and (ii) any amendments or supplements to any of such registration statements.
     Whereas, the Company also contemplates filing a registration statement on Form S-3 under the Securities Act (the “Shelf Registration Statement”) registering the offer and sale by the Company of shares of the Company’s common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, in an aggregate dollar amount of up to $100,000,000. As used in this Agreement, the term “Shelf Registration Statement” also includes (i) any amendments or supplements to the Shelf Registration Statement and (ii) any related registration statement filed pursuant to Rule 462(b) under the Securities Act.
     Whereas, (i) pursuant to Section 8(d) of the Hyde Rights Agreement, the Holders have under certain circumstances the right to be notified if the Company shall determine to prepare and file a registration statement under the Securities Act and to include in such registration statement certain Registrable Securities held by such Holders (the “Piggyback Registration Rights”) and (ii) pursuant to Section 8(b) of the Hyde Rights Agreement, the prior written consent of the Holders may be required prior to the Company entering into the Merck Rights Agreement.
     Whereas, pursuant to Sections 8(d) and 8(g) of the Hyde Rights Agreement, the Company and the undersigned Holders (for and on behalf of all Holders) wish to amend the Hyde Rights Agreement as set forth below, and the undersigned Holders wish to (i) give their express written consent to the entering into of the Merck Rights Agreement by the Company and (ii) waive the Piggyback Registration Rights in connection with the filings of the Resale Registration Statement and the Shelf Registration Statement and any offerings made pursuant thereto.
     Now, Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the undersigned Holders agree as follows:
AGREEMENT
     1. Acknowledgement. The Company and each of the undersigned Holders agree and acknowledge that the sole Holders under the Hyde Rights Agreement as of the date hereof are J.R. Hyde, III and Pittco Associates, L.P.
     2. Consent. Each of the undersigned Holders hereby provides, for itself and on behalf of all other Holders, its express written consent to the entering into by the Company of the Merck Rights Agreement and to the consummation by the Company of the transactions contemplated thereby, including but not limited to the grant of registration rights to Merck and the filing of the Resale Registration Statement. The foregoing consent is irrevocable and shall be effective with respect to each Holder, as well as all affiliates, successors and assigns of each Holder.
     3. Waiver. Each of the undersigned Holders hereby waives, for itself and on behalf of all other Holders, (i) any and all Piggyback Registration Rights in connection with the filing of, and any offerings made pursuant to, each of the Resale Registration Statement and the Shelf Registration Statement and (ii) any rights to any notices with respect to the foregoing under the Hyde Rights Agreement. The foregoing waiver is irrevocable and shall be effective with respect to each Holder, as well as all affiliates, successors and assigns of each Holder.
     4. Amendments.
          4.1 Section 1 of the Hyde Rights Agreement is hereby amended to amend the definition of “Holder” or “Holders” thereunder to read in full as follows:
“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, provided that each such holder is either a party to this Agreement or an assignee or transferee of record of such Registrable Securities in accordance with Section 8(j) hereof.”
          4.2 Section 1 of the Hyde Rights Agreement is hereby amended to amend the definition of “Registrable Securities” thereunder to read in full as follows:
“Registrable Securities” means (i) the shares of Common Stock now or at any time hereafter issuable upon conversion of the Purchaser Stock and (ii) any other securities which may hereafter become receivable by the Holders upon conversion of the Purchaser Stock, including any dividend or other distribution with respect to, conversion or exchange of, or in replacement of, Registrable Securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities that (1) have been sold, transferred or otherwise disposed of in a transaction in which the transferor’s rights under this Agreement are not assigned in accordance with Section 8(j) of this Agreement, (2) have been sold to the public through a Registration Statement or pursuant to Rule 144, or (3) are held by a Holder whose rights to cause the Company to register securities pursuant to this Agreement have terminated in accordance with Section 8(s) of this Agreement.”

          4.3 Section 8(g) of the Hyde Rights Agreement is hereby amended and restated to read in full as follows:
“(g) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities.”
          4.4 Section 8(p) of the Hyde Rights Agreement is hereby removed and deleted in its entirety and shall have no further force or effect.
          4.5 Section 8(s) of the Hyde Rights Agreement is hereby amended and restated to read in full as follows:
“(s) Termination. Upon the sale of all the Registrable Securities, the registration obligations of the Company under this Agreement shall automatically terminate. In addition, the rights to cause the Company to register Registrable Securities under of this Agreement (and to receive notices hereunder) shall terminate with respect to each Holder at such time when all of such Holder’s Registrable Securities may be sold pursuant to Rule 144(k) (as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent).”
     5. Miscellaneous.
          5.1 Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Hyde Rights Agreement.
          5.2 Full Power and Authority. Each of the undersigned Holders represents and warrants to the Company that (i) the undersigned Holder has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by the undersigned Holder and constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.
          5.3 Effect of Agreement. Except as modified by the terms of this Agreement, the terms and provisions of the Hyde Rights Agreement shall remain in full force and effect. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Hyde Rights Agreement. In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Hyde Rights Agreement, the provisions of this Agreement shall govern and control.
          5.4 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Tennessee as such laws are applied to agreements between Tennessee residents entered into and to be performed entirely within Tennessee.
          5.5 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

          5.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.
          5.7 Certain Confidential Information. Certain of the information contained in this Agreement is confidential and has not been publicly disclosed by the Company, including the contemplated filing of the Shelf Registration Statement (the “Confidential Information”). Accordingly, each of the undersigned Holders agrees to maintain the Confidential Information in confidence until such time as the Confidential Information has been publicly disclosed by the Company.
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     In Witness Whereof, the undersigned have executed this Consent, Waiver and Amendment effective as of the date first above written.

GTx, Inc.

By:	/s/ Henry P. Doggrell	/s/ J.R. Hyde, III

	Henry P. Doggrell	J.R. Hyde, III
Vice President, General Counsel and Secretary

Pittco Associates, L.P.

		By:	/s/ J.R. Hyde, III
		Name:	J.R. Hyde, III
		Title:	Chairman
SIGNATURE PAGE TO
CONSENT, WAIVER AND AMENDMENT

EXHIBIT A
MERCK RIGHTS AGREEMENT
EXHIBIT A